Exhibit 10.1

EXECUTION COPY

BOMBARDIER RECREATIONAL PRODUCTS INC.

(a Canadian corporation)

8-3/8% Senior Subordinated Notes due 2013

PURCHASE AGREEMENT

Dated: December 11, 2003

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SECTION 18.	TIME	31

SECTION 19.	COUNTERPARTS	31

SECTION 20.	EFFECT OF HEADINGS	32

SCHEDULES

Schedule A	-	List of Initial Purchasers	Sch A-1
Schedule B	-	Pricing Information	Sch B-1
Schedule C	-	List of Subsidiaries	Sch C-1
Schedule D		List of Guarantors	Sch D-1

EXHIBITS

Exhibit A	-	Form of Joinder Agreement	A-1
Exhibit B	-	Form of Registration Rights Agreement	B-1

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Bombardier Recreational Products Inc.

(a Canadian corporation)

$200,000,000

Senior Subordinated Notes due 2013

PURCHASE AGREEMENT

MERRILL LYNCH & CO.

MERRILL	LYNCH, PIERCE, FENNER & SMITH INCORPORATED
UBS	SECURITIES LLC

HARRIS NESBITT CORP.

RBC DOMINION SECURITIES CORPORATION

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

As Representative of the several Initial Purchasers

Ladies and Gentlemen:

Bombardier Recreational Products Inc., a Canadian corporation (the “Company”) and a wholly-owned subsidiary of J.A. Bombardier (J.A.B.) Inc., a Canadian corporation (“Parent”), hereby confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Initial Purchasers named in Schedule A (collectively, the “Initial Purchasers”, which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $200,000,000 aggregate principal amount of the Company’s 8-3/8% Senior Subordinated Notes due 2013 (the “Notes”), which are to be fully and unconditionally guaranteed on an unsecured senior subordinated basis (the “Guarantees”; and together with the Notes, the “Securities”) by the Guarantors (as defined below). The Securities are to be issued pursuant to an indenture dated as of the date of the Closing Time (as defined in Section 2(b)) (the “Indenture”) among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a letter agreement, to be dated as of the date of the Closing Time (the “DTC Agreement”), among the Company, the Guarantors, the Trustee and DTC.

Upon consummation of the Transactions (as defined below) at the Closing Time, the Company will, directly or indirectly, own all of the capital stock of the entities listed on Schedule D attached hereto, which entities are or will become subsidiaries of the Company and will guarantee the Notes (such subsidiaries, the “Guarantors” and together with the Company, the “Issuers”); provided that the Guarantors shall not execute this Agreement as of the date hereof but only upon consummation of the Transactions at the Closing Time. The Company

agrees to cause the Guarantors to execute an instrument in substantially the form attached hereto as Exhibit A (the “Joinder Agreement”) pursuant to which the Guarantors shall become party to this Agreement as a Guarantor, and as such will be deemed to have acknowledged and agreed to be bound by all covenants, representations, warranties and acknowledgements attributable to a Guarantor as set forth herein and shall be deemed to have agreed to perform all obligations and duties required of a Guarantor as set forth herein, in each case, as of the Closing Time.

Holders of Securities, including the Initial Purchasers, will be entitled to the benefits of a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of the date of the Closing Time, among the Company, the Guarantors and the Initial Purchasers. Pursuant to the Registration Rights Agreement, the Issuers agree to file with the U.S. Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein either (i) a registration statement under the United States Securities Act of 1933, as amended (the “1933 Act”), registering the Exchange Securities (as defined in the Registration Rights Agreement) and to use their best efforts to cause such registration statement to be declared effective or (ii) a shelf registration statement pursuant to Rule 415 under the 1933 Act, relating to the resale of the Notes by holders thereof or, if applicable, relating to the resale of Private Exchange Securities (as defined in the Registration Rights Agreement) by the Initial Purchasers, and to use their reasonable best efforts to cause such shelf registration statement to be declared effective.

The Securities are being issued as part of the financing necessary to effect the acquisition (the “Acquisition”) of all of the capital stock of certain wholly-owned subsidiaries and related assets of Bombardier Inc. (“Seller”), which comprise the recreational products business of Seller. The Acquisition will be effected pursuant to the purchase agreement dated as of December 2, 2003 between Seller and the Company (the “Acquisition Agreement”). In connection with the Acquisition, Bain Capital Partners LLC, Beaudier Group and Caisse de dépôt et placement du Québec (and/or their affiliates) (together, the “Sponsors”) and a group of investors arranged by the Sponsors (together with the Sponsors, the “Investors”) will purchase for cash (the “Equity Financing”) in an aggregate amount of at least Cdn$310.0 million and Parent will issue preferred equity (the “Preferred Stock Financing”) of face amount Cdn$50.0 million to Seller or its affiliates, and upon consummation of the Acquisition and the other transactions contemplated hereby, the Investors will own 100% of the common equity of Parent (other than a customary employee stock and option pool). In addition, the Company will simultaneously enter into a Cdn$610 million senior secured credit facility (the “Senior Secured Credit Facility”) among the Company, the U.S. Borrower (as defined therein), the Guarantors, the lenders party thereto and certain affiliates of Merrill Lynch, UBS Securities LLC, Harris Nesbitt Corp. and RBC Dominion Securities Corporation.

The Equity Financing, the Preferred Stock Financing, the Acquisition and the Senior Secured Credit Facility are collectively referred to herein as the “Transactions.” The Acquisition Agreement and the Senior Secured Credit Facility are collectively referred to herein as the “Transaction Documents.” This agreement (this “Agreement” or the “Purchase Agreement”), the Securities, the DTC Agreement, the Indenture, the Registration Rights Agreement and the Joinder Agreement are collectively referred to herein as the “Operative Documents.” All references to “$” in this Agreement are to United States dollars.

The Issuers understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers in the United States without being registered under the 1933 Act, in reliance upon exemptions therefrom, and in Canada in reliance on exemptions from the requirement to file a prospectus relating to the Securities under the securities laws, rules, regulations and written policy statements (collectively, the “Canadian Securities Laws”) of any province of Canada in which the Securities are offered (collectively, the “Relevant Provinces”). Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) or Regulation S (“Regulation S”) of the rules and regulations promulgated under the 1933 Act by the Commission or, if such investors are Canadian residents, pursuant to an available exemption from the prospectus and registration requirements under applicable Canadian Securities Laws).

The Company has prepared and delivered to each Initial Purchaser copies of a U.S. preliminary offering memorandum dated December 1, 2003 (the “U.S. Preliminary Offering Memorandum”) and a Canadian preliminary offering memorandum of the same date (the “Canadian Preliminary Offering Memorandum” and, together with the U.S. Preliminary Offering Memorandum, the “Preliminary Offering Memorandum”) and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a U.S. final offering memorandum dated December 11, 2003 (the “U.S. Final Offering Memorandum”) and a Canadian final offering memorandum of the same date (the “Canadian Final Offering Memorandum” and, together with the U.S. Final Offering Memorandum, the “Final Offering Memorandum”), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

SECTION 1. Representations and Warranties by the Issuers.

(a) Representations and Warranties. Each Issuer jointly and severally represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time, and agrees with each Initial Purchaser, as follows:

(i) Offering Memorandum. The Preliminary Offering Memorandum, as of its date did not, and the Final Offering Memorandum does not, and at the Closing Time the Final Offering Memorandum will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished in writing to the Company by any Initial Purchaser through the Representative expressly for use in the Offering Memorandum.

(ii) Independent Accountants. Ernst & Young LLP, the accountants who reported on the financial statements and supporting schedules of the Company and its consolidated subsidiaries included in the Offering Memorandum, are independent within the meaning of the Canadian Business Corporations Act (the “CBCA”), objective within the meaning of the Rules of Professional Conduct of the Ordre des compatables agréés du Québec and independent within the meaning of the 1933 Act and the applicable rules and regulations promulgated thereunder.

(iii) Financial Statements. (A) The combined financial statements together with the related schedules and notes, included in the Offering Memorandum present fairly in all material respects the combined financial position of the Company and its subsidiaries at the dates indicated and the statement of income, seller’s net equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with Canadian generally accepted accounting principles (“Canadian GAAP”) applied on a consistent basis throughout the periods involved and comply as to form with the applicable accounting requirements of the 1933 Act and Canadian Securities Laws. The selected financial data and the summary financial information included in the Offering Memorandum, except as described in the Offering Memorandum, have been prepared and applied on a basis consistent with that of the audited financial statements included in the Offering Memorandum. The audited combined financial statements of the Company and its subsidiaries for each period presented have been reconciled (in accordance with the relevant provisions of the 1934 Act and the rules and regulations promulgated thereunder) with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis and contain a discussion of all material differences between U.S. GAAP and Canadian GAAP.

(B) The pro forma combined financial statements and other pro forma financial information (including notes thereto) included in the Offering Memorandum (1) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (2) have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are believed by the Company to be appropriate to give effect to the transactions and circumstances referred to therein.

(iv) No Material Adverse Change in Business. Since January 31, 2003, except as otherwise stated in the Offering Memorandum, (A) there has been no material adverse change in the condition (financial or otherwise) or in the earnings, properties, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v) Good Standing of the Company. The Company is a corporation incorporated under the CBCA and is in good standing under the Act in respect of the legal publicity of sole proprietorships, partnerships and legal persons (Québec), the Business Corporations Act (Ontario) and the Business Corporations Act (Alberta), and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Operative Documents and the Transaction Documents; and the Company is duly qualified as an extra-provincial or a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vi) Good Standing of Guarantors. Each Guarantor has been duly organized and is a validly existing entity under the laws of the jurisdiction of its organization, has corporate power and authority or power and authority under its constituent documents and the laws of the jurisdiction of its organization to own, lease and operate its properties and to conduct its business as described in the Final Offering Memorandum and to enter into and perform its obligations under the Operative Documents and the Transaction Documents to which it is a party and is duly qualified as an extra-provincial or foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each Guarantor has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Guarantor was issued in violation of any preemptive or similar rights of any securityholder of such Guarantor.

(vii) Capitalization. As of July 31, 2003, on a pro forma basis after giving effect to the consummation of the Transactions, the Company would have had the authorized capitalization as set forth in the Final Offering Memorandum under the heading “Capitalization” and the issued and outstanding capital stock of the Company and each subsidiary would have been duly authorized and validly issued and would have been fully paid and nonassessable and except as otherwise described in the Offering Memorandum or as required by the laws of Japan and Mexico, the issued and outstanding capital stock of the Company and each subsidiary would have been owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest or restriction on voting or transfer. After giving effect to the Transactions, at the Closing Time, the Company will have no other subsidiaries other than those listed on Schedule C hereto.

(viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each Issuer.

(ix) Authorization of the Indenture/Joinder Agreement. (A) The Indenture has been duly authorized by each Issuer and, when executed and delivered by each Issuer and the Trustee, will constitute a valid and binding agreement of each Issuer, enforceable against such Issuer in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the “Enforcement Exceptions”). The Company has received an exemption order under subsection 82(3) of the CBCA exempting the Indenture from the applicable provisions of Part VIII of the CBCA. At the Closing Time, the Indenture will meet the standards for qualification (other than the requirements to file an indenture with the Commission and the filing by a trustee of a Form T-1 related to such indenture) under the United States Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder. No registration, filing or recording of the Indenture under the federal laws of Canada or other applicable laws is necessary to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder.

(B) The Joinder Agreement, when duly authorized, executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of each Guarantor party thereto, enforceable against each Guarantor party thereto in accordance with its terms (subject to the Enforcement Exceptions).

(x) Authorization of the Securities. (A) The Securities have been duly authorized and, at the Closing Time, will have been duly executed by each Issuer and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of each Issuer, enforceable against such Issuer in accordance with their terms, except as the enforcement thereof may be limited by the Enforcement Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(B) The Exchange Securities and Private Exchange Securities, if any, have been duly authorized by each Issuer and, when executed by each Issuer and when authenticated, issued and delivered in accordance with the Indenture and the Registration Rights Agreement, will constitute valid and binding obligations of each Issuer, enforceable against such Issuer in accordance with their terms, except as the enforcement thereof may be limited by the Enforcement Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xi) Authorization of Registration Rights Agreement and the DTC Agreement. Each of the Registration Rights Agreement and the DTC Agreement has been duly authorized and, when executed and delivered by each Issuer, will constitute the valid and binding obligation of each Issuer, enforceable against such Issuer in accordance with its terms, except as the enforcement thereof may be limited by the Enforcement Exceptions and except as the enforcement of rights to indemnification and contribution under the

Registration Rights Agreement may be limited by federal, provincial or state securities laws and public policy considerations.

(xii) Description of the Operative Documents and the Transaction Documents. The Securities and the Indenture will conform in all material respects to the descriptions thereof contained in the Final Offering Memorandum and will be in substantially the respective forms last delivered to the Initial Purchasers prior to the date of this Agreement. The Registration Rights Agreement will conform in all material respects to the description thereof in the Final Offering Memorandum and will be in the form attached hereto as Exhibit B. The Company has delivered an executed copy of the Acquisition Agreement and the most recent drafts of the other Transaction Documents to the Initial Purchasers and to counsel for the Initial Purchasers.

(xiii) Absence of Defaults and Conflicts. Neither the Company nor any of the Guarantors is (1) in violation of its articles of incorporation or continuance, memorandum, articles or by-laws or other charter documents, (2) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority to which it, or its properties or assets may be subject or (3) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Guarantors is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of the Guarantors is subject (collectively, “Agreements and Instruments”), except, in the case of clauses (2) and (3) above, for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of the Transaction Documents, the Operative Documents and any other agreement or instrument entered into or issued or to be entered into or issued by any of the Issuers in connection with the transactions contemplated hereby or thereby or in the Final Offering Memorandum and the consummation of the transactions contemplated herein and in the Final Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities substantially as described in the Final Offering Memorandum under the caption “Use of Proceeds”) and compliance by each Issuer with its obligations hereunder, as of the Closing Time, have been duly authorized by all necessary corporate action or authorized by all requisite action set forth in such Issuer’s constituent documents and applicable law of the jurisdiction of its formation and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Guarantor pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect or are granted pursuant to the Senior Secured Credit Facility, nor will such action result in any violation of the provisions of the articles of incorporation or continuance, memorandum, articles or by-laws or other charter documents of the Company or any of the Guarantors or, assuming the representations and warranties and agreements of the Initial Purchasers contained herein are accurate, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Guarantors or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xiv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would, individually or in the aggregate, result in a Material Adverse Effect.

(xv) Taxes. (A) Under current laws and regulations of Canada and any political subdivision thereof, all interest, principal, premium, if any, and other payments due or made on the Securities may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of Canada and without the necessity of obtaining any governmental authorization in Canada or any political subdivision or taxing authority thereof or therein.

(B) (1) Under current laws and regulations of Canada and any political subdivision thereof, no withholding tax imposed under the federal laws of Canada or any political subdivision thereof will be payable in respect of the payment or crediting of any discount, commission or fee as contemplated by this Agreement to an Initial Purchaser that is not resident in Canada, but resident in the United States or if a partnership, all the members of which are not resident in Canada but resident in the United States, in each case, for purposes of the Income Tax Act (Canada) and the Canada-U.S. Income Tax Convention, 1980 (a “U.S. Purchaser”) or any interest or deemed interest on the resale of Securities by a U.S. Purchaser to U.S. residents, provided that such U.S. Purchaser deals at arm’s length with the Company and that any such discount, commission or fee is payable in respect of services rendered by such U.S. Purchaser outside of Canada, that are performed by such U.S. Purchaser in the ordinary course of business carried on by it that includes the performance of such services for a fee and any such amount is reasonable in the circumstances; (2) no goods and services tax imposed under the federal laws of Canada will be collectible by a U.S. Purchaser in respect of the payment or crediting of any commission or fee as contemplated by this Agreement to any U.S. Purchaser, provided that any such commission or fee is payable in respect of services performed by such U.S. Purchaser wholly outside of Canada; and (3) no stamp duty, registration or documentary taxes, duties or similar charges are or will be payable under the federal laws of Canada or any province or territory of Canada in connection with the creation, issuance, sale or delivery to a U.S. Purchaser of the Securities or the authorization, execution, delivery and performance of this Agreement, the Indenture or the Registration Rights Agreement, the resale of Securities by a U.S. Purchaser to U.S. residents, or the issuance of Exchange Securities or the Private Exchange Securities in exchange for Securities as contemplated by the Registration Rights Agreement.

(C) Each of the Company and its subsidiaries has filed all necessary U.S. federal, Canadian federal, state, provincial, territorial and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, result in a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any of the Guarantors is contesting in good faith and for which adequate reserves have been provided in accordance with Canadian GAAP, there is no tax deficiency that has been asserted against the Company or any of the Guarantors that would, individually or in the aggregate, result in a Material Adverse Effect.

(xvi) Internal Controls. The Company and its subsidiaries directly, or contractually in connection with the transition services to be provided under the Acquisition Agreement, maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xvii) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance with financially sound and reputable insurers in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect except as described in the Offering Memorandum.

(xviii) Solvency. The Company and each Guarantor (each on a consolidated basis) is, and immediately after the Closing Time after giving effect to the Transactions will be, Solvent. As used herein, the term “Solvent” means, with respect to the Company or any Guarantor on a particular date, that on such date (A) the fair value of any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal, immovable, movable, or mixed and whether tangible or intangible and including equity interests or other ownership interests of the Company or any Guarantor, as applicable (“Property”) of the Company or such Guarantor is greater than the total amount of liabilities including contingent liabilities, of the Company or such Guarantor, as applicable, (B) the present fair saleable value of the assets of the Company or such Guarantor is not less than the amount that will be required to pay the probable liability of the Company or such Guarantor, as applicable, on its debts as they become absolute and matured, (C) the Company or such Guarantor does not intend to, and does not believe that it will, incur debts and liabilities beyond its ability to pay as such debts and liabilities mature, (D) the Company or such Guarantor is not engaged in a business or a transaction and it is not about to engage in a business or transaction, for which the Company’s or such Guarantor’s Property would constitute unreasonably small capital and (E) the Company or such Guarantor is able to and pay its debts as they become due and payable.

(xix) Employee Benefit Plans. (A) Except as would not, individually or in the aggregate, result in a Material Adverse Effect or as otherwise described in the Offering Memorandum: each of the pension, profit sharing or other employee benefit plans or arrangements to which the Company or any Guarantor makes or is required to make contributions with respect to any employees (or former employees) employed in Canada, excluding any plans to be contributed to by reason of a collective bargaining agreement or applicable legislation and which are not administered by the Company or any Guarantor (“Canadian Plans”), is, where required, duly registered and is in good standing under and in compliance with, all applicable legislation and administrative guidelines issued by applicable Canadian regulatory authorities; all of such Canadian Plans have been funded in accordance with their rules and all applicable Canadian legislation and generally accepted actuarial principles and practices in Canada; and all such Canadian Plans have been administered in accordance with their terms and there are no outstanding defaults or violations by the Company or any Guarantor of any obligation required to be performed by it in connection with any such Canadian Plan. In respect of all pension, profit sharing or other employee benefit plans or arrangements to which the Company or any Guarantor is required to contribute by reason of a collective bargaining agreement or applicable legislation and which are not administered by the Company or any Guarantor, the Company has made all contributions to such plan or arrangement that are required by the applicable collective bargaining agreement or applicable legislation, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

(B) ERISA. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which is subject to ERISA, and which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which is subject to ERISA, and which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan which is subject to ERISA and established or maintained by the Company and/or one or more of its subsidiaries is in compliance with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA, except, in each case, as would not, individually or in the aggregate, result in a Material Adverse Effect.

(C) With respect to each pension, profit sharing or other employee benefit plan program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or any Guarantor with respect to employees (or former employees) employed outside of Canada or the United States (“Foreign Plans”), the Company and each such Guarantor are in compliance with all applicable laws, and all required contributions have been made to such Foreign Plans, except where the failure to comply or make contributions would not, individually and in the aggregate, either impair the Issuers’ ability to consummate the transactions contemplated hereby or have a Material Adverse Effect.

(xx) Statistical and Market-Related Data. The statistical and market-related data included in the Final Offering Memorandum are based on or derived from sources which the Issuers believe to be reliable and accurate in all material respects.

(xxi) Absence of Proceedings. Except as described in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any of its subsidiaries, threatened, against or affecting the Company or any of its subsidiaries which would, individually or in the aggregate, result in a Material Adverse Effect, or which would materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated by the Operative Documents and the Transaction Documents or the performance by the Company or the Guarantors of their respective obligations thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect (taking into account the indemnification obligations of the Seller pursuant to the Acquisition Agreement).

(xxii) Absence of Manipulation. None the Company nor any of its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”) has taken, nor will the Company or any of its Affiliates take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of any law.

(xxiii) Possession of Intellectual Property. Except as described in the Offering Memorandum or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and, except as described in the Offering Memorandum, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would, individually or in the aggregate, have a Material Adverse Effect.

(xxiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Issuers of their respective obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and the Transaction Documents or for the due execution, delivery or performance of the Indenture by the Issuers, except such as have been already obtained or as will be obtained under the 1933 Act, the 1939 Act and the Canadian Securities Laws and such as may be required under the blue sky laws of any jurisdiction and required private placement filings and reports and payment of applicable fees under applicable Canadian Securities Laws in connection with the purchase and distribution of the Securities by the Initial Purchasers in the manner contemplated herein and in the Final Offering Memorandum and the Registration Rights Agreement or as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxv) [Reserved]

(xxvi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate United States federal, Canadian federal, state, provincial, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to do so would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxvii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property and good title to all personal property described in the Offering Memorandum as owned by the Company and its subsidiaries and good and marketable title to a leasehold estate in the real and personal property described in the Offering Memorandum as being leased by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Offering Memorandum or (B) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or as would not, individually or in the aggregate, result in a Material Adverse Effect. All of the leases and subleases under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxviii) Environmental Laws. Except as described in the Offering Memorandum and except for such matters as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of or has liability pursuant to any United States federal, Canadian federal, state, provincial, local or foreign treaty, protocol, statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative agreement, order, consent, decree, judgment or injunction, relating in any way to pollution or protection of human or public health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata, natural resources or indoor air), preservation or reclamation of natural resources, natural resource damages, or the management, release or threatened release of, or exposure to, any pollutant, contaminant, waste, substance, chemical, material or constituent (including, without limitation, crude oil, petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls (“PCB”) or PCB-containing materials or equipment) (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of any Issuer, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating in any way to Environmental Laws against the Company or any subsidiary and (D) to the knowledge of the Company or any subsidiary, there are no events or circumstances that would, individually or in the aggregate, reasonably be expected to form the basis of an administrative or judicial action, suit, demand, demand letter, claim, lien, notice of noncompliance or violation, investigation, or proceeding by any private party or governmental body or agency, against or affecting such Issuer or any of its subsidiaries relating in any way to Environmental Laws.

(xxix) Investment Company Act. No Issuer is, nor upon the issuance and sale of the offered Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxx) Similar Offerings. None the Company nor any of its Affiliates, has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the offered Securities to be registered under the 1933 Act, except that the Company makes no representation or warranty as to any Initial Purchaser or any affiliate thereof with respect to this paragraph (xxxi).

(xxxi) Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

(xxxii) Foreign Issuer. The Company is a “foreign issuer” within the meaning of Rule 902(e) of Regulation S.

(xxxiii) No General Solicitation. None the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers and their affiliates, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act. Neither the Company nor to its knowledge any of its Affiliates has, directly or through any agent, engaged in connection with the offering of the Securities in any advertisement or the distribution of the Securities in printed or electronic media of general and regular circulation, radio or television in the Relevant Provinces.

(xxxiv) No Registration Required. (a) Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6, it is not necessary in connection with the offer, sale and delivery of the offered Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act.

(b) There is no order, ruling or direction of any Canadian securities regulator which would deny the benefit of an exemption otherwise provided for under applicable Canadian Securities Laws with respect to the distribution of the Securities, the Exchange Notes, or the Private Exchange Notes, if any (including resales of Securities, Exchange Notes or the Private Exchange Notes, if any by the Initial Purchasers to Subsequent Purchasers), and no proceedings which would reasonably be expected to result in any such order or ruling have been instituted or to the knowledge of the Company, are pending or threatened.

(xxxv) No Directed Selling Efforts. With respect to those Securities sold in reliance on Regulation S, (A) none the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers and their affiliates, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company, its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers and their affiliates, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

(xxxvi) Representations and Warranties in the Acquisition Agreement. To the knowledge of the Company as of the date the Acquisition Agreement was executed, the representations and warranties in the Acquisition Agreement made by Seller were true and correct in all material respects as of such date. The Company has not determined, as of the date hereof, that the representations and warranties made by Seller in the Acquisition Agreement were not true in any material respect.

(xxxvii) Suppliers. No supplier of merchandise has ceased shipments of merchandise to any Issuer other than in the normal course of business consistent with past practices, or which cessation would not result in a Material Adverse Effect.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered pursuant to this Agreement to the Representative or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11.

(b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the office of Ropes & Gray LLP, 45 Rockefeller Plaza, New York, New York 10111, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the Securities duly paid by the Issuers. It is understood that each Initial Purchaser has authorized the Representative to make payment of the purchase price for, the Securities it has agreed to purchase. Merrill Lynch, individually and not as Representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder, subject to the other terms and conditions of this Agreement.

(c) Denominations; Registration. The Global Note shall be in such denominations ($1,000 or integral multiples of $1,000 in excess thereof) and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The Global Note shall be made available for examination by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

SECTION 3. Covenants of the Issuers. Each Issuer jointly and severally covenants with each Initial Purchaser as follows:

(a) Offering Memorandum. The Company, as promptly as possible, shall furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto as such Initial Purchaser may reasonably request. The Company will pay the expenses of printing and distributing to the Initial Purchasers all such documents.

(b) Notice and Effect of Material Events. The Company shall immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the offered Securities by the Initial Purchasers as evidenced by a written notice from the Initial Purchasers received by the Company, of any change in or affecting the condition (financial or otherwise) or the earnings, properties, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise that makes any statement of a material fact in the Offering Memorandum false or misleading or that requires the making of any additions to or changes to the Offering Memorandum to make such statements therein, in light of the circumstances in which they were made, not false or misleading. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company shall, at its own expense, forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading. Neither the consent of the Initial Purchasers to, nor their delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

(c) Amendment to Offering Memorandum and Supplements. The Company shall advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement to which the Representative reasonably objects. Neither the consent of the Initial Purchasers, nor the Initial Purchasers’ delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(d) Qualification of Securities for Offer and Sale. The Company shall use its reasonable best efforts, in cooperation with the Initial Purchasers, to qualify the offered

Securities for offering and sale under the applicable securities laws of such states and jurisdictions in the United States and Canada as the Initial Purchasers may designate and to maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

For so long as the Initial Purchasers continue to distribute Securities, the Issuers will reimburse the Initial Purchasers for all fees paid, which are prescribed by the applicable Canadian Securities Laws of the Relevant Provinces, relating to the private placement of Securities by the Initial Purchasers.

(e) Contractual Rights of Action. Each of the Issuers agrees to grant to all residents in any of the Relevant Provinces who purchase Securities from the Initial Purchasers the contractual rights of action described in the Canadian Offering Memorandum under the heading “Notice to Canadian Investors.”

(f) DTC. The Company shall cooperate with the Representative and use its reasonable best efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(g) Use of Proceeds. The Company shall use the net proceeds received by it from the sale of the Securities substantially in the manner specified in the Final Offering Memorandum under “Use of Proceeds.”

(h) Restriction on Sale of Securities. During a period of 90 days from the date of the Final Offering Memorandum, the Company shall not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, the offered Securities or such other debt securities.

(i) PORTAL Designation. The Company shall use its reasonable best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the “NASD”) relating to trading in The Portal Market.

(j) Transaction Documents. The Company will make available to the Initial Purchasers drafts of all Transaction Documents in a reasonable period of time prior to the Closing Time and a complete set of closing documents in connection with the Transactions in a reasonable time after the consummation of the Transactions to the extent not previously provided.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company shall pay all expenses incident to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement,

including, without limitation, (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any stamp, court, documentary or other similar duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, and any supplement thereto, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company, and one-half (50%) of the aggregate cost of aircraft and other transportation chartered in connection with the road show, (viii) any fees payable in connection with the rating of the Securities, and (ix) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under The Portal Market Rules pursuant to NASD Rule 5322.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 10(a), the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

SECTION 5. Conditions of Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Issuers contained in Section 1 and in certificates of any officer of the Company or any of the Guarantors delivered pursuant to the provisions hereof, to the performance by the Issuers of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the opinions, dated as of the Closing Time, of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Company, Ropes & Gray LLP, U.S. counsel to the Company, and foreign counsel reasonably satisfactory to the Representative, in each case, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers. In giving such opinion U.S. counsel to the Company may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. In giving such opinion Canadian counsel for the Company may rely, as to all matters governed by the laws of jurisdictions other than the law of the Relevant Provinces and the federal law of Canada, upon the opinions of counsel satisfactory to the Representative. Each such counsel for the Company may also state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(b) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Representative shall have received the opinions, dated as of the Closing Time, of Cahill Gordon & Reindel LLP, U.S. counsel for the Initial Purchasers, and Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Initial Purchasers, in each case in form and substance reasonably satisfactory to the Initial Purchasers. In giving such opinion U.S. counsel to the Initial Purchasers may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative. In giving such opinion Canadian counsel for the Initial Purchasers may rely, as to all matters governed by the laws of jurisdictions other than the law of the Relevant Provinces and the federal law of Canada, upon the opinions of counsel satisfactory to the Representative. Each such counsel for the Initial Purchasers may also state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect, and the Representative shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

(d) Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(e) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section 5, except that the specified date referred to shall be a date not more than one business day prior to the Closing Time.

(f) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least B3 by Moody’s and B- by S&P (in each case, with a “stable” outlook or better), and the Company shall have delivered to the Representative a letter from each such rating agency (or other evidence satisfactory to the Representative) confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company’s other debt securities by any “nationally recognized statistical rating agency,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company’s other debt securities.

(g) PORTAL. At the Closing Time, the Securities shall have been designated for trading on The Portal Market.

(h) Indenture. At the Closing Time, the Representative shall have received the Indenture, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, executed by each of the Issuers and the Trustee, and such agreement shall be in full force and effect.

(i) Registration Rights Agreement. At the Closing Time, the Representative shall have received the Registration Rights Agreement, in the form attached hereto as Exhibit B, executed by each of the Issuers, and such agreement shall be in full force and effect.

(j) Acquisition Agreement/Consummation of Transactions. At the Closing Time, the Initial Purchasers shall have received an executed copy of the Acquisition Agreement, and such agreement shall be in full force and effect. At the Closing Time, the Acquisition shall have been consummated pursuant to the Acquisition Agreement and the Equity Financing, the Preferred Stock Financing and the Senior Secured Credit Facility shall have been consummated substantially as described in the Final Offering Memorandum.

(k) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Initial Purchasers.

(l) Joinder Agreement. At the Closing Time, the Representative shall have received the Joinder Agreement, in the form attached hereto as Exhibit A, executed by each Guarantor, and such agreement shall be in full force and effect.

(m) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 1(a)(iv) hereof shall have occurred or shall exist, which event or condition is not described in the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

(n) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that this Section 5(n) and Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 6. Subsequent Offers and Resales of the Securities.

(a) Offer and Sale Procedures. Each of the Initial Purchasers and each of the Issuers hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i) Offers and Sales only to Qualified Institutional Buyers or to Non-U.S. Persons under Regulation S. Offers and sales of the Securities shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act (“Qualified Institutional Buyers”), or (B) subject to (C) below, to non-U.S. persons outside the United States, as defined in Regulation S under the 1933 Act (a “Non-U.S. Person”), to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the 1933 Act, or (C) in Canada and to residents of Canada, in transactions which are exempt from the prospectus requirements of applicable Canadian Securities Laws (provided that such purchasers agree not to resell or otherwise transfer the Securities in Canada or to or for the benefit of a Canadian resident, except pursuant to an applicable exemption from the prospectus and, to the extent necessary, registration requirements under applicable Canadian Securities Laws). Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions.

(ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities. None of the Initial Purchasers nor any person acting on their behalf has made or will make offers or sales of the Securities in the Relevant Provinces by means of any printed media of general and regular paid circulation, radio or television or any other form of advertising.

(iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer or a Non-U.S. Person.

(iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A and (C) may not be offered, sold or otherwise transferred except (1) to the Company or its subsidiary, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

(v) Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.

(vi) Restrictions on Transfer. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading “Notice to Investors,” including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers.

(vii) Delivery of Offering Memorandum. Each Initial Purchaser will deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

(b) Covenants of the Issuers. Each of the Issuers, jointly and severally, covenants with each Initial Purchaser as follows:

(i) Integration . The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Initial Purchasers, (ii) the resale of the offered Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the

1933 Act provided by Section 4(2) thereof or by Rule 144A or Regulation S thereunder or otherwise.

(ii) Rule 144A Information. The Company agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A under the 1933 Act, during the period any of the offered Securities remain outstanding and the Company does not file reports with the Commission, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(iii) Restriction on Repurchases. Until the expiration of two years after the original issuance of the offered Securities, the Company will not, and will not permit any of its Affiliates to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).

(iv) Canadian Filing Requirements. The Company agrees that it will file in accordance with Canadian Securities Laws such private placement forms and related offering memorandum and make such filings and fee payments as may be required in connection with any sale of the Securities in Canada.

(c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuers that it is a Qualified Institutional Buyer and an “accredited investor” within the meaning of Rule 501(a) under the 1933 Act (an “Accredited Investor”).

(d) Resale Pursuant to Rule 903 of Regulation S or Rule 144A. Each Initial Purchaser understands that the Securities have not been and will not be registered under the 1933 Act or qualified under Canadian Securities Laws and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser severally represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Securities and will offer and sell Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the date upon which the offering of the Securities commences and the Closing Time, only in accordance with Rule 903 of Regulation S, Rule 144A under the 1933 Act or another applicable exemption from the registration requirements of the 1933 Act. Accordingly, neither the Initial Purchasers, their Affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities sold hereunder pursuant to Regulation S, and the Initial Purchasers, their Affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of Securities pursuant to Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities evidenced hereby have not been registered under the United States Securities Act of 1933 (the “Securities Act”) and may not be offered, sold, pledged or otherwise transferred except (A)(1) to a person who the seller reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a “qualified institutional buyer” in a transaction meeting the requirements of Rule 144A, (2) in an off-shore transaction complying the Rule 903 or Rule 904 of Regulation S under the Securities Act, (3) to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (5) pursuant to an effective registration statement under the Securities Act and (B) in accordance with all applicable securities laws of the states of the United States. “

Terms used in the above paragraph have the meanings given to them by Regulation S.

(e) Additional Representations and Warranties of Initial Purchasers. (i) Each Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

(ii) In connection with offers and sales in Canada, each of the Initial Purchasers represents and agrees severally and not jointly that (A) it will not offer, sell or deliver Securities directly or indirectly in Canada except in the Provinces of Québec, Ontario and British Columbia pursuant to exemptions from the prospectus requirements of the Canadian Securities Laws applicable to such provinces and in accordance with applicable Canadian Securities Laws and (B)(i) it is properly registered under the Canadian Securities Laws of each of the Relevant Provinces or (ii) it will distribute Securities in any Relevant Province only through Affiliates which are properly registered under the Canadian Securities Laws of such Relevant Province and in any such case will distribute the Securities only in accordance with such registration or in accordance with exemptions from the registration requirements of applicable Canadian Securities Laws.

(iii) Each of the Initial Purchasers represents and agrees severally and not jointly that (i) it has not offered or sold, and, prior to the date six months after the date of issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, whether as principal or as agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or instrument to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the communication; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

SECTION 7. Indemnification.

(a) Indemnification of Initial Purchasers. The Issuers agree jointly and severally to indemnify and hold harmless each Initial Purchaser, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement (i) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Guarantors by any Initial Purchaser through the Representative expressly for use in the Offering Memorandum (or any amendment thereto); and (ii) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (A) a copy of the Final Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Final Offering Memorandum unless, in either case, such failure to deliver the Final Offering Memorandum was a result of non-compliance by the Company with the provisions of Section 3 hereof.

(b) Indemnification of the Issuers. Each Initial Purchaser severally agrees to indemnify and hold harmless any Issuer and each person, if any, who controls such Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Issuers by such Initial Purchaser through the Representative expressly for use in the Offering Memorandum.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b), counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action, in which case counsel to such indemnifying party may also be counsel to the indemnified party; provided, however, that, if such indemnified party at any time determines in its reasonable judgment that (i) there exists an actual or potential conflict of interest between the indemnified party and the indemnifying party or (ii) there are legal defenses available to the indemnified party that would not be available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense. If such indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, then counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party and, for further clarification, the indemnifying party shall indemnify the indemnified party against any and all expenses described in subsection (a)(iii) above. If any indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel to which it is entitled to under Section 7(a) or (b), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

The relative fault of the Issuers on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and each Guarantor. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser or its Affiliates or selling agents, any person controlling any Initial Purchaser, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities to the Initial Purchasers.

SECTION 10. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by written notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition (financial or otherwise) or in the earnings, properties, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading generally on The Montreal, The Toronto Stock Exchange or the Senior Board of the Vancouver Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been established by any such exchange, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Canadian, United States federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided further that Sections 1, 5(n), 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all nondefaulting Initial Purchasers, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any nondefaulting Initial Purchaser.

No action taken pursuant to this Section 11 shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven business days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 11.

SECTION 12. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

(a) Notices to the Initial Purchasers shall be directed to the Representative at 4 World Financial Center, New York, New York 10080, attention of Christopher Ooten, with copies to (x) Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, attention of Michael E. Michetti, Esq. and Luis R. Penalver, Esq., and (y) Davies Ward Phillips & Vineberg LLP, 1 First Canadian Place, 44th Floor, Toronto, Ontario M5X 1B1, attention of Patricia Olasker, Esq.;

(b) Notices to the Issuers shall be directed to the Company at 1061 Parent Street, Saint-Bruno, Québec, Canada J3V 6P1, attention of General Counsel, with copies to (x) Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, attention of Joel F. Freedman, Esq. and (y) Osler, Hoskin & Harcourt LLP, P.O. Box 50, 1 First Canadian Place, Toronto, Canada M5X 1B8, attention of Laurie E. Barrett, Esq.

SECTION 14. Parties. This Agreement shall inure to the benefit and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE ISSUERS HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY. SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH ISSUER AT THE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH ISSUER FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE ISSUERS IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH

COURT MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION SUCH ISSUER IS OR MAY BE SUBJECT, BY SUIT UPON JUDGMENT.

SECTION 16. Agent for Service and Waiver of Immunities. By the execution and delivery of this Agreement, the Issuers (i) acknowledge that they have designated and appointed Corporation Service Company, a Delaware corporation (“CSC”) (and any successor entity thereto), as their authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement, the Securities or the Indenture that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws, and acknowledge that CSC has accepted such designation, (ii) submit to the jurisdiction of any such court in any such suit or proceeding, and (iii) agree that service of process upon CSC and written notice of said service to an Issuer in accordance with Section 12 shall be deemed effective service of process upon an Issuer in any such suit or proceeding. The Issuers further agree to take any reasonable action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CSC in full force and effect so long as any of the Notes shall be outstanding; provided, however, that the Issuers may, by written notice to the Initial Purchasers, designate such additional or alternative agent for service of process under this Section 16 that (i) maintains an office located in the Borough of Manhattan, City of New York in the State of New York and (ii) is either (x) counsel for the Issuers or (y) a corporate service company which acts as agent for service of process for other persons in the ordinary course of its business. Such written notice shall identify the name of such agent for process and the address of the office of such agent for process in the Borough of Manhattan, City of New York, State of New York.

SECTION 17. Judgment Currency. The Company agrees to indemnify each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any loss incurred by such party as a result of any judgment or order being given or made against the Company for any United States dollar amount due under this Agreement and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

SECTION 18. Time. Time shall be of the essence of this Agreement. Except as otherwise set forth herein, specified times of day refer to New York City time.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Issuers in accordance with its terms.

Very truly yours,

BOMBARDIER RECREATIONAL PRODUCTS INC.

By:
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED UBS SECURITIES LLC HARRIS NESBITT CORP. RBC DOMINION SECURITIES CORPORATION

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Authorized Signatory

For themselves and as Representative of the other Initial Purchasers named in Schedule A hereto.

S-1

SCHEDULE A

Name of Initial Purchaser	Principal Amount of Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$100,000,000
UBS Securities LLC	50,000,000
Harris Nesbitt Corp. .	25,000,000
RBC Dominion Securities Corporation	25,000,000

Total	$200,000,000

Sch A-1

SCHEDULE B

BOMBARDIER RECREATIONAL PRODUCTS INC.

$200,000,000 Senior Subordinated Notes due 2013

1. The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 97.190% of the principal amount thereof (after giving effect to the discount, commission or fee paid to the Initial Purchasers).

3. The interest rate on the Securities shall be 108.375% per annum.

4. Optional Redemption: The Securities are redeemable, in whole or in part from time to time, on or after December 15, 2006 at the Company’s option at certain redemption prices as set forth in the Indenture plus accrued and unpaid interest to the redemption date.

On or before December 15, 2006, the Company may redeem up to 35% of the principal amount of the Securities with the net proceeds of certain equity offerings at 108.375% of the principal amount thereof, plus accrued and unpaid interest and additional interest thereon, if any, to the date of redemption if at least 65% of the principal amount of the Securities originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption.

5. Change of Control Offer to Purchase: Upon the occurrence of a Change of Control (as defined in the Indenture) unless the Company gives notice of redemption, it shall be obligated to offer to purchase all of that Holder’s Securities at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of purchase.

Sch B-1

SCHEDULE C

List of Subsidiaries

Name of Subsidiary	Jurisdiction of Organization

4186524 Canada Inc.	Canada

BRP Nova Scotia ULC	Nova Scotia

Bombardier Motor Corporation of America	Delaware

BRP (USA) Inc.	Delaware

BRP Holding LP	Delaware

BRP LLC	Delaware

BRP (Barbados) Inc.	Barbados

BRP (Luxembourg) 1 S.ar.1.	Luxembourg

BRP (Luxembourg) 2 S.ar.1.	Luxembourg

BRP (Luxembourg) 3 S.ar.1.	Luxembourg

BRP (Luxembourg) 4 S.ar.1.	Luxembourg

BRP (Luxembourg) 5 S.ar.1.	Luxembourg

Bombardier Recreational Products Australia Pty Ltd.	Australia

Bombardier Recreational Products Japan Co. Ltd.	Japan

Bombardier (Mexico) S.A. de C.V.	Mexico

Sonis Beiteiligungsverwaltungs GmbH	Austria

Bombardier - Rotax Management GmbH	Austria

Bombardier - Rotax Management GmbH & Co. KG	Austria

BRP Finland Oy	Finland

Sch C-1

Name of Subsidiary	Jurisdiction of Organization

Bombardier Nordtrac Oy	Finland

Bombardier Nordtrac A.S.	Norway

Bombardier Nordtrac Aktielbolag	Sweden

Bombardier Recreational Products Europe NV	Belgium

Bombardier Recreational Products Motores DA Amazonia Ltda	Brazil

Bombardier Recreational Products Brazil Ltda	Brazil

Bombardier Recreational Products Asia Ltd.	Hong Kong

4145321 Canada Inc.	Canada

Sch C-2

SCHEDULE D

List of Guarantors

Name of Guarantor	Jurisdiction of Organization

4186524 Canada Inc.	Canada

BRP Nova Scotia ULC	Nova Scotia

Bombardier Motor Corporation of America	Delaware

BRP (USA) Inc.	Delaware

BRP Holding LP	Delaware

BRP LLC	Delaware

BRP (Barbados) Inc.	Barbados

BRP (Luxembourg) 1 S.ar.1.	Luxembourg

BRP (Luxembourg) 2 S.ar.1.	Luxembourg

BRP (Luxembourg) 3 S.ar.1.	Luxembourg

BRP (Luxembourg) 4 S.ar.1.	Luxembourg

BRP (Luxembourg) 5 S.ar.1.	Luxembourg

4145321 Canada Inc.	Canada

Sch D-1